EXHIBIT 23.2


                      [Letterhead of Arthur Andersen LLP]


CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 2, 2001 included in Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP
                                        ----------------------------
                                        Arthur Andersen LLP


Melville, New York
September 21, 2001